UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2008

Rodman & Renshaw Capital Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1270 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Office) (Zip Code)

212-356-0500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008 (the “Effective Date”), David J. Horin was appointed Chief Financial Officer of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) (the “Corporation”). Thomas Pinou, the Corporation’s former Chief Financial Officer resigned effective on the Effective Date. A press release issued on March 18, 2008 announcing this appointment is filed as Exhibit 99.1 to this Report.

Mr. Horin had neither any direct nor indirect interest in any transactions with the Corporation that requires disclosure under Item 404(a) of Regulation S-K prior to joining the Corporation. There is no existing family relationship between Mr. Horin and any director or executive officer of the Corporation.

Background

David J. Horin, age 39. From 2003 through March 2008, Mr. Horin was the Managing Director of Accounting Policy and Financial Reporting at Jefferies & Company, Inc., the principal operating subsidiary of Jefferies Group, Inc., (NYSE Symbol: JEF), a full-service global investment bank and institutional securities firm focused on growth and middle-market companies and their investors. Prior to his employment at Jefferies & Company, from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG’s Department of Professional Practice in New York, where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin has a Bachelor of Science degree in Accounting from Baruch College at the City University of New York. Mr. Horin is also a Certified Public Accountant.

Terms of the Employment Arrangement

A brief description of the terms of the employment agreement between Mr. Horin and the Corporation (the “Employment Agreement”) are as follows (this summary is qualified in its entirety by reference to the Employment Agreement and the exhibit thereto which are filed as Exhibit 10.10 to this Report. Further, all defined terms used herein shall have the meanings ascribed thereto in the Employment Agreement):

As the Corporation’s Chief Financial Officer, Mr. Horin will be serving at the pleasure of the Corporation’s Board of Directors (the “Board”) and will be entitled to receive base compensation of $200,000 per year plus an annual bonus to be determined by the Corporation in accordance with its prevailing compensation practices except that, for calendar years 2008 and 2009 such bonuses will not be less than $350,000 per annum. In addition, on the Effective Date, Mr. Horin was granted 100,000 restricted shares of the Corporation’s common stock pursuant to a restricted stock agreement annexed as Exhibit A to his Employment Agreement. These shares will vest in three annual installments on the first, second and third anniversary of the grant date, provided Mr. Horin has not been terminated for Cause prior to vesting, and shall be subject to accelerated vesting in the event of death, Disability, termination without Cause, termination for Good Reason, and termination upon a Change in Control Event.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

Exhibit

10.10	Final Form of Employment Agreement, dated February 26, 2008, between David J. Horin and the Corporation
99.1	Press Release, dated March 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

RODMAN & RENSHAW CAPITAL GROUP, INC.

Dated: March 18, 2008	By: /s/ Michael Lacovara
Michael Lacovara, Chief Executive Officer